Exhibit 23

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-57004) pertaining to Key Energy Services, Inc. 401(k) Savings and Retirement Plan of our report dated June 10, 2004, with respect to the financial statements and supplemental schedule of Key Energy Services, Inc. 401(k) Savings and Retirement Plan included in this annual Report (Form 11-K) for the year ended December 31, 2003.

Clifton Gunderson LLP

Amarillo, Texas

June 25, 2004